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                                                                    EXHIBIT (21)

                                 STEPAN COMPANY

                           SUBSIDIARIES OF REGISTRANT

                              SUBSIDIARY                       ORGANIZED UNDER THE LAWS OF:
          --------------------------------------------------   ----------------------------
          Stepan Europe S.A. ...............................              France
          Stepan Canada, Inc................................              Canada
          Stepan Mexico, S.A. de C.V. ......................              Mexico